As filed with the Securities and Exchange Commission on August 23, 1996
                                                           Registration No. 333-


                    SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM S-8
                        REGISTRATION STATEMENT
                                UNDER
                       THE SECURITIES ACT OF 1933

                        CAPSTAR HOTEL COMPANY
          (Exact name of registrant as specified in its charter)



DELAWARE                                               52-1979383
(State of incorporation)                             (IRS Employer
                                                    Identification No.)

                              Suite 650
                      1010 Wisonsin Avenue, N.W.
                         Washington, DC 20007
                           (202) 965-4455
          (Address of Principal Executive Offices)(Zip Code)


                           STOCK PURCHASE PLAN
                          EQUITY INCENTIVE PLAN
                         (Full title of the plan)


                            PAUL W. WHETSELL
                         1010 WISONSIN AVENUE, N.W.
                           WASHINGTON, DC 20007
                              (202) 965-4455
           (Name, address and telephone number of agent for service)

                                 COPY TO:
                            RICHARD S. BORISOFF
                   PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                         1285 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK 10019



                       CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF          AMOUNT TO            PROPOSED MAXIMUM
SECURITIES TO BE REGISTERED    BE REGISTERED              OFFERING
- ----------------------------------------------------------------------
Common Stock, par value         2,240,000                  $18
  $.01 per share


PROPOSED MAXIMUM AGGREGATE                      AMOUNT OF
OFFERING PRICE (1)                           REGISTRATION FEE
- -----------------------------------------------------------------------
   $40,320,000                                  $13,903


(1)Estimated solely for the purpose of computing the registration fee pursuant to Rule 457.

                                PART I

            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The information required in the Section 10(a) prospectus is included in documents being maintained and delivered by CapStar Hotel Company (the "Company") as required by Rule 428(b)(1) under the Securities Act of 1933, as amended.

                               PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following document filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     1. The description of the Company's Common Stock, par value $.01 per share, contained in the Company's Registration Statement on Form 8-A, filed with the Commission on August 2, 1996, including any amendment or report filed for the purpose of updating such description.

     All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Act of 1934, as amended, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.


ITEM 4.DESCRIPTION OF SECURITIES

     Not Applicable.


ITEM 5.INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.


ITEM 6.INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 102(b)(7) of the Delaware Law permits a provision in the certificate of incorporation of each corporation organized thereunder, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director. The Certificate of Incorporation of the Company eliminates the personal liability of directors to the fullest extent permitted by the Delaware Law.

     Section 145 of the Delaware Law ("Section 145"), in summary, empowers a Delaware corporation, within certain limitations, to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with any suit or proceeding other than by or on behalf of the corporation, if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

     With respect to actions by or on behalf of the corporation, Section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided such person meets the standard of conduct described in the preceding paragraph, except that no indemnification is permitted in respect of any claim where such person has been found liable to the corporation, unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification and determines that such person is fairly and reasonably entitled to be indemnified.

     Article Eight of the Certificate of Incorporation of the Company provides for the indemnification of officers and directors and certain other parties (the "Indemnitees") of the Company to the fullest extent permitted under the Delaware Law; provided, that except in the case of proceedings to enforce rights to indemnification, the Company shall indemnify such Indemnitee in connection with a proceeding initiated by such Indemnitee only if such proceeding was authorized by the Board.

     Each  of the employment agreements described under the caption "Management
- - Employment Agreements" in the Company's Registration Statement on Form S-1 filed with the Commission on June 21, 1996, as amended, contains provisions entitling the executive to indemnification for losses incurred in the course of service to the Company or its subsidiaries, under certain circumstances.


ITEM 7.EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.


ITEM 8.EXHIBITS

     5     -    Opinion of Paul, Weiss, Rifkind, Wharton & Garrison.
     24    -    Power of Attorney (included on signature page).


ITEM 9.UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes: (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; (ii) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Certificate of Incorporation or by-laws, by contract, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 23, 1996.

                              CAPSTAR HOTEL COMPANY


                              By:      /S/ PAUL W. WHETSELL
                                 Name: Paul W. Whetsell
                                 Title:  President and Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul W. Whetsell and William M. Karnes, such person's true and lawful attorney-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement or any Registration Statement filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                              TITLE                          DATE


/S/ PAUL W. WHETSELL      President, Chief Executive             August 23, 1996
Paul W. Whetsell          Officer and Chairman of the
                          Board (Principal Executive
                          Officer)

/S/ DAVID E. MCCASLIN     Chief Operating Officer and            August 23, 1996
David E. McCaslin         Director

/S/ WILLIAM M. KARNES     Senior Executive Vice                  August 23, 1996
William M. Karnes         President, Finance and Chief
William M. Karnes         Financial Officer (Principal
                          Financial and Accounting
                          Officer)

/S/ DANIEL L DOCTOROFF    Director                               August 23, 1996
Daniel L. Doctoroff


/S/ BRADFORD E. BERNSTEIN   Director                             August 23, 1996
Bradford E. Bernstein


/S/ WILLIAM S. JANES      Director                               August 23, 1996
William S. Janes


- --------------------      Director
Joseph McCarthy


- --------------------      Director
Edward L. Cohen


- --------------------      Director
Edwin T. Burton, III


- --------------------      Director
Edward P. Dowd

                         INDEX TO EXHIBITS



EXHIBITS

5     -    Opinion of Paul, Weiss, Rifkind, Wharton & Garrison.

24    -    Power of Attorney (included on the signature page).